EXHIBIT 99.1

Innovation Pharmaceuticals Phase 1 Trial of Brilacidin for Ulcerative Colitis Meets Primary Endpoints; Positive Topline Results of Oral Brilacidin

•	Targeted colonic delivery shown
•	Drug well-tolerated

WAKEFIELD, MA – February 13, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage pharmaceutical company, is pleased to announce that preliminary top-line data from its Phase 1 trial (NCT03234465) studying the use of delayed-release tablets of Brilacidin showed the trial met its primary endpoints. In the study, the timed-release OralogiK™ formulation of Brilacidin was radiolabeled (with complexed technetium-99m) and evaluated for safety and colonic delivery in 9 healthy volunteers (6 with Brilacidin and 3 placebo) as part of the Company’s larger clinical development program in Inflammatory Bowel Disease (IBD).

Study results show that Brilacidin delayed-release tablets were well tolerated across all treatment cohorts with no serious adverse events reported. Of the 9 subjects treated, 2 subjects on Brilacidin and 2 subjects on placebo experienced at least one adverse event. The adverse events were of mild intensity and none were deemed to be related to study treatment.

Gamma scintigraphic imaging was used to visualize in vivo performance of the enteric coated delayed release tablets designed to target delivery of Brilacidin (50mg, 100mg, and 200mg) to the colon. For Brilacidin treatments, radiolabel release was observed in the ascending colon for four out of the six subjects and in the terminal ileum and ileocecal junction for the remaining two. Following release, dispersion of the radiolabel was then observed throughout the colon.

A series of images from one Brilacidin study subject are provided below which illustrate the radiolabeled study oral tablet being successfully dispersed into the colon.

Serial blood samples were collected through 24 hours post-dose to assess absorption of oral Brilacidin from the colon. Blood level analysis, using a sensitive limit of quantitation in plasma of 1 ng/mL, demonstrated no quantifiable Brilacidin concentrations at any timepoint across treatment cohorts and shows containment of Brilacidin within the target location. (Confirmatory repeat plasma concentration analyses are ongoing to verify this finding).

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Given Brilacidin has shown clinical efficacy with limited absorption in other clinical trials, in Ulcerative Proctitis/Ulcerative Proctosigmoiditis and Oral Mucositis, these results suggest oral Brilacidin for IBD might be safely dosed at even higher levels of drug via targeted release tablet.

Professor Howard Stevens, Principal Investigator for the study and Chairman of BDD Pharma, commented:

“BDD are delighted to have successfully completed the first oral dosing study of Brilacidin, which has demonstrated the capability of its OralogiK™ Technology to deliver a Brilacidin formulation to the colon. The treatments were well-tolerated with no treatment related adverse events. Although absorption of Brilacidin was not observed from analysis of plasma concentrations, this was not unexpected and may indeed be a desirable attribute for a drug that acts by virtue of its local effect on inflamed mucosal surfaces within the lower GI tract. We look forward to further collaboration with Innovation Pharma as this exciting drug progresses through development.”

Nine subjects were enrolled in the single-center, randomized, single-blinded, placebo-controlled, single dose-escalation Phase 1 trial, three subjects per cohort. In each cohort, two subjects received Brilacidin (cohort 1: 50mg; cohort 2: 100mg; and cohort 3: 200mg) and one subject placebo.

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About Brilacidin for IBD
Inflammatory Bowel Disease (IBD) is a hard-to-treat, chronic, autoimmune condition that affects approximately 10 million people worldwide, including 3 million people in the U.S., with 70,000 newly diagnosed cases each year. The overall GI market sector is estimated to grow from $35.7 billion in 2015 to $48.4 billion by 2022. Brilacidin is being developed as a novel, non-corticosteroid, non-biologic treatment, with formulation plans including oral tablets for Ulcerative Colitis and Crohn’s Disease, and enema, foam and/or gel for mild-to-moderate Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS), two types of IBD. As released previously, a majority of patients treated with Brilacidin administered via retention enema achieved Clinical Remission (Modified Mayo scoring) in a Phase 2, open-label, Proof-of-Concept (PoC) clinical trial evaluating Brilacidin for UP/UPS. In addition, mucosal healing was evidenced by endoscopic review, an increasingly important measure toward establishing a drug’s efficacy. In late 2018, the Company presented a scientific poster—Brilacidin for Inflammatory Bowel Disease (available for download here, pdf)—at the inaugural “IBD Innovate 2018” conference, hosted by the Crohn’s & Colitis Foundation. Brilacidin may be particularly beneficial in treating IBD due to: 1) its ability to inhibit Phosphodiesterase 4 (PDE4), which is being pursued as a novel therapeutic avenue in IBD; and 2) its potential to compensate for defensin deficiencies that are implicated in the pathogenesis of IBD.

About Innovation Pharmaceuticals
Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

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